 Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the annual report of Servotronics, Inc. (the “Company”), on Form 10-K for the period ended December 31, 2011, I hereby certify solely for the purpose of complying with 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

1.	The annual report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Act of 1934, and

2.	The information contained in the annual report fairly represents, in all materials respects, the financial condition and results of operations of the Company.

Date:           March 29, 2012                                            /s/ Dr. Nicholas D. Trbovich, Chief Executive Officer
           Dr. Nicholas D. Trbovich
                                                           Chief Executive Officer